INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
American Century International Bond Funds:


We consent to the use of our report dated February 7, 1997 included in the registration statement.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
April 24, 1998